UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 26, 2014

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                          20-8610073

(Commission File Number)                            (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

Dallas, TX                                            75287

(Address of principal executive offices)                         (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On September 26, 2014, Blue Calypso, Inc. (the “Company”) entered into a settlement and standstill agreement (the “Agreement”) with Ronald L. Chez and individual retirement accounts for the benefit of Ronald L. Chez (together, the “Chez Parties”). The Chez Parties are currently the beneficial owners of approximately 8% of the Company’s common stock.

Pursuant to the Agreement, the Chez Parties agreed that for a period of 12 months they would not: (i) join a 13D group or otherwise act in concert with any third party for the purpose of acquiring, holding, or disposing of shares of the Company’s common stock; (ii) make or in any way participate in the solicitation of proxies; (iii) propose ay stockholder resolutions under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; (iv) seek to call a meeting of stockholders of the Company; (v) seek to take any action by the written consent of the stockholders of the Company; (vi) seek to advise or influence any other person with respect to the voting of shares of the Company’s common stock; (vii) seek, offer, or propose to effect control of the management, board or directors or policies of the Company; or (viii) issue any communication or make any written statement that disparages or criticizes the Company.

Pursuant to the Agreement, the Company agreed to reduce the annual base salary of the Company’s Chief Executive Officer and Chief Technology Officer to $200,000 and $137,500, respectively, for a period of 12 months following the date of the Agreement. In addition, the Company’s Chief Executive Officer agreed to forfeit options to purchase 750,000 shares of the Company’s common stock which were granted to him in March 2014. The Company’s Chief Executive Officer also agreed to purchase $85,000 worth of the Company’s common stock at prices not to exceed $0.175 per share within twelve months following the date of the Agreement, with at least $15,000 of those purchases being made in the period commencing on the first day after the date of this Agreement that he is permitted under applicable law, and under applicable Company policies (including the Company’s Insider Trading and Public Communications Policy), to make open market purchases of the Company’s Common Stock, and ending on December 15, 2014.

The description of certain terms of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1

Settlement and Standstill Agreement dated September 26, 2014 by and between Blue Calypso, Inc.,

Ronald L. Chez and Individual Retirement Accounts for the benefit of Ronald L. Chez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  October 2, 2014

By: /s/ William Ogle

       William Ogle

Chief Executive Officer

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